Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-236425) of our report dated March 27, 2019 relating to the consolidated financial statements of FSB Bancorp, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Bonadio & Co., LLP

Pittsford, New York

March 9, 2020